EXHIBIT 21

SUBSIDIARIES OF CAPELLA HEALTHCARE, INC.

Subsidiaries Incorporated or Organized in the State of Alabama

Cullman County Medical Clinic, Inc.

Cullman Hospital Corporation

Hartselle Physicians, Inc.

Parkway Medical Clinic, Inc.

Subsidiaries Incorporated or Organized in the State of Delaware

Capella Acquisition Subsidiary, LLC

Capella Holdings of Oklahoma, LLC

Capital Medical Center Holdings, LLC

Capital Medical Center Partner, LLC

Capital Medical Center Physicians, LLC

Capital Medical Center Specialty Physicians, LLC

CMCH Holdings, LLC

Columbia Olympia Management, Inc.

Cullman Surgery Venture Corp.

Farmington Heart & Vascular Center, LLC

Grandview Holding Company, Inc.

Hot Springs National Park Hospital Holdings, LLC

Lawton Holdings, LLC

Lawton Surgery Investment Company, LLC

Muskogee Holdings, LLC

Muskogee Medical and Surgical Associates, LLC

Muskogee Physician Group, LLC

Muskogee Regional Medical Center, LLC

National Healthcare of Cullman, Inc.

National Healthcare of Decatur, Inc.

National Healthcare of Hartselle, Inc.

National Park Cardiology Services, LLC

National Park Family Care, LLC

National Park Physician Services, LLC

National Park Real Property, LLC

NPMC Holdings, LLC

NPMC, LLC

Oregon Healthcorp, LLC

River Park Physician Group, LLC

Russellville Holdings, LLC

Southwestern Medical Center, LLC

Southwestern Radiology Affiliates, LLC

Southwestern Surgical Affiliates LLC

Saint Thomas/Capella, LLC

St. Mary’s Holdings, LLC

St. Mary’s Physician Services, LLC

St. Mary’s Real Property, LLC

White County Community Hospital, LLC

Willamette Valley Clinics, LLC

Willamette Valley Health Solutions, LLC

Willamette Valley Medical Center, LLC

WPC Holdco, LLC

Subsidiaries Incorporated or Organized in the State of Missouri

Farmington Clinic Company, LLC

Farmington Hospital Corporation

Farmington Missouri Hospital Company, LLC

Mineral Area Pharmacy and Durable Medical Equipment, LLC

Subsidiaries Incorporated or Organized in the State of Oklahoma

Providence MRI Associates, L.L.C.

Providence Radiologic Services, L.C.

Southwestern Neurosurgery Physicians, LLC

Southwestern Physician Services, LLC

Subsidiaries Incorporated or Organized in the State of South Carolina

Carolina Pines Holdings, LLC

Midlands HealthONE Network, LLC

Hartsville, LLC

Hartsville Medical Group, LLC

Subsidiaries Incorporated or Organized in the State of Tennessee

Cannon County Hospital, LLC

Columbia Medical Group — South Pittsburg, Inc.

Grandview Physician Group, LLC

River Park Hospital, LLC

River Park Hospitalists, LLC

Sequatchie Valley Urology, LLC

SP Acquisition Corp.

Sparta Hospital Corporation

Stones River Clinic Services, LLC

White County Physician Services, LLC

White County Primary Care, LLC

Subsidiaries Incorporated or Organized in the State of Washington

Columbia Capital Medical Center Limited Partnership

Western Washington Healthcare, LLC